Exhibit 10.1

Mutual Confidentiality Agreement

This Mutual Confidentiality Agreement (Agreement) is made as of 21st April 2020 (“Effective Date”) between AIM ImmunoTech with its address at 2117 SW Hwy 484 Ocala Fl 34473 (“AIM”), and UMN Pharma Inc with its address at Nisso17 Bldg. 8F, 2-14-30, Shin-Yokohama, Kohoku-ku, Yokohama, Kanagawa 222-0033, Japan (“UMN”) and National Institute of Infectious Diseases with its address Toyama 1-23-1, Shinjuku-ku Tokyo 162-8640, Japan (“NIID”), and Shionogi & Co., Ltd, with its address at 1-8, Doshomachi 3-chome Choku-ku, Osaka 541-0045 Japan (“SHIONOGI”) (each a Party and together the Parties). The terms Recipients and Discloser refer to either Party, or the Parties, as the case may be.

RECITALS

WHEREAS, all Parties (“Recipient”) will have access to and be provided certain confidential and proprietary information of the other Parties (“Discloser”) for the purpose of evaluation and discussion for certain business relationship concerning the COVID-19 vaccine among the Parties (“Purpose”); and

WHEREAS, it is the desire of all Parties hereto that the confidentiality of all Discloser’s confidential information provided to Recipients pursuant to this Agreement be maintained.

NOW, THEREFORE, in consideration of the mutual covenants, conditions and promises herein contained, and other good and valuable consideration the sufficiency of which is hereby acknowledged, the Parties hereto agree as follows:

Definition of Confidential Information.

The term “Confidential Information” shall be defined as all oral and written information (irrespective of the means of the writing, e.g., hardcopy, fax, electronic writing, etc.) disclosed by Discloser or any employee, director, shareholder, agent, representative or consultant of Discloser to Recipient relating to the following:

a. Trade secrets, business, technical, financial and other confidential information pertaining to Discloser which is not generally available to the public, including without limitation, information concerning the customers, suppliers, contacts, and employees of Discloser; terms and conditions of Discloser’s agreements and arrangements with its customers, employees, suppliers and others; customer and supplier list, information concerning Discloser’s manufacturing processes and methods, inventory pricing, sales volumes and profits, procedures, marketing strategies, know-how, systems, developments and suggestions; data, drawings, plans, documents and specifications; and all other information about Discloser’s operations and business (as presently conducted and as proposed to be conducted); and

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b. Any and all information, agreements and documents in any form whatsoever regarding the capitalization, organization or ownership of Discloser; and

c. Any information generated or produced from Confidential Information given by Discloser to Recipient; provided however; it is expressly understood and agreed that Confidential Information shall not include any information which at the time of disclosure to Recipient is in the public domain, or information which, after disclosure to Recipient, becomes part of the public domain by publication or otherwise without breach of this Agreement by Recipient, or information which Recipient obtained from third parties, provided such information was not wrongly obtained by such third parties, or information which is independently developed by Recipient without reference to, or use of, Confidential Information.

Products currently owned by AIM include Ampligen and Alferon.

Recipient agrees to maintain in confidence all Confidential Information disclosed by Discloser and to never divulge or disseminate said Confidential Information, in whole or in part, to any third party, and to never make use of said Confidential Information other than for the Purpose without the prior written consent of Discloser.

In the event that Recipient has prepared or created, or does prepare or create, any document, memorandum, or other writing or determination relative to, resulting from, or in any way utilizing, in whole or in part, any of the Confidential Information, such document, research, or other writing or determination created or prepared by or for Recipient shall also constitute Confidential Information and such information shall be governed by the provisions of this Agreement.

In the event that any Confidential Information or any other information as described herein are required to be disclosed by any federal, state or local governmental body or agency, having the legal authority to require such disclosure by Recipient, such disclosure shall be in a manner which maintains confidentiality to the greatest extent permitted by law.

The Confidential Information shall remain or become the property of Discloser at all times. No rights or licenses, expressed or implied, are hereby granted to Recipient under any patents, copyrights or trade secrets of Discloser as a result of or related to this Agreement.

Upon request by Discloser, Recipient shall forthwith return to such Discloser all Confidential Information received by Recipient.

In the event Recipient violates or breaches this Agreement, Discloser shall be entitled to all damages proximately caused thereby. Further, Recipient acknowledges and agrees that monetary damages are unlikely to be an adequate remedy therefore, and without waiving any right to monetary damages, it is expressly agreed that Discloser is authorized and entitled to obtain temporary and permanent injunctive relief from any court of competent jurisdiction to restrain any breach of this Agreement, and any and all actions of Recipient relative to the Confidential Information. Any and all rights and remedies shall be cumulative and in addition to any other rights or remedies to which Discloser may be entitled.

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In the event of any action at law or equity, including arbitration to enforce or interpret any provision of this Agreement, the prevailing Party shall be entitled to costs incurred including reasonable fees for expert witnesses and reasonable attorney’s fees.

The Parties acknowledge that AIM is a public company and that any agreements including this Agreement that are reached between the Parties and AIM will be considered material and as such AIM will be filing reports in AIMs 8K, 10K and 10Qs that address AIM contractual relationships. This is an ongoing obligation that is required in order for AIM to adhere to SEC regulations.

This Agreement constitutes the entire understanding of the Parties with regard to the subject matter hereof and may not be amended, modified, supplemented or rescinded, except by a written instrument executed by all Parties hereto.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York, United States of America.

If it shall subsequently be determined by a court of competent jurisdiction, that any portion of this Agreement is void, voidable or unenforceable, (including, but not limited to, any time or geographical limitation) it shall not necessarily affect the validity of the remaining provisions of this Agreement. Any such determination and its effect on this Agreement shall be to reform this Agreement so as to allow the terms and provisions of this Agreement to apply to the maximum permitted by applicable law, and this Agreement shall continue in full force and effect with regard to all other provisions.

This Agreement may be executed as one or more counterparts, each of which will be deemed an original agreement, but all of which will be considered one instrument and will become a binding agreement when one or more counterparts have been signed by all Parties. A signed facsimile of this document or an electronically transmitted signature of the original signed document shall have the same legal force and effect as an original of such signature and shall be treated as an original document for evidentiary purposes.

Recipient hereby agrees to indemnify, defend and hold Discloser harmless from any and all liabilities, expenses, causes of action, claims and liabilities arising out of or resulting, to any degree, from the unauthorized disclosure of Confidential Information of Discloser.

The obligations set forth in this Agreement shall continue for a period of five years following disclosure of such Confidential Information to Recipient.

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IN WITNESS WHEREOF, the Parties to this Agreement have duly executed it on the date set opposite their respective executions.

AIM ImmunoTech Inc

2117 SW Highway 484

Ocala FL 34473

By:	/s/ Thomas K Equels	Date:	4/21//2020
Thomas K Equels
Title:	Chief Executive Officer

UMN Pharma, Inc.

4-2-3, Gosyonoyumoto, Akita

Akita 010-1415

Japan

By:	/s/ Fumihisa Nakata	Date:	4/22//2020
Fumihisa Nakata
Title:	Chief Executive Officer

NATIONAL INSTITUTE OF INFECTIOUS DISEASES GAKUEN4-7-1,

Musashimurayama-shi,

Tokyo 208-0771,

Japan

By:	/s/ Hideki Hasegawa	Date:	4/22//2020
Hideki Hasegawa
Title:	Director
Influenza Virus Research Center

SHIONOGI & CO., LTD.

1-8, DOSHOMACHI 3-CHOME, CHUO-KU

OSAKA 541-0045,

JAPAN

By:	/s/ Ryuichi Kiyama	Date:	4/23//2020
Ryuichi Kiyama, Ph.D.
Title:	Senior Executive Officer
Senior Vice President
Pharmaceutical Research Division

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